UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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MWI Veterinary Supply, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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651 S. Stratford Drive, Suite 100
Meridian, Idaho 83642

January 6, 2006

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of MWI Veterinary Supply, Inc. to be held at the Boise Centre On-The-Grove, 850 Front Street, Boise, Idaho 83702, on Thursday, February 9, 2006, at 10 a.m. local time.

At the meeting you will be asked to vote for the election of our directors and to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2006. I encourage you to vote for the nominees for director and for ratification of the appointment of Deloitte & Touche LLP.

Whether or not you are able to attend the meeting in person, I urge you to sign and date the enclosed proxy and return it promptly in the enclosed envelope, or follow the telephone or internet voting instructions that appear on the enclosed proxy card.

Very truly yours,

MWI VETERINARY SUPPLY, INC.

John F. McNamara
Chairman

651 S. Stratford Drive, Suite 100
Meridian, Idaho 83642
Phone: (800) 824-3703
Fax: (208) 955-8999

Notice of Annual Meeting of Stockholders

To Our Stockholders:

You are invited to attend the MWI Veterinary Supply, Inc. 2006 Annual Meeting of Stockholders.

Date:      February 9, 2006

Time:     10:00 a.m.

Place:              Boise Centre On-The-Grove
850 Front Street
Boise, Idaho  83702

Only stockholders who owned stock of record at the close of business on December 12, 2005 can vote at this meeting or any adjournments that may take place.

The purposes of the Annual Meeting are:

(1)         to elect five directors, each for a term of one year or until their respective successors have been elected and qualified;

(2)         to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountant for the fiscal year ending September 30, 2006;

(3)         to transact any other business that may properly come before the meeting. ;

We consider your vote important and encourage you to vote as soon as possible.

By Order of the Board of Directors,

Mary Patricia B. Thompson
Vice President, Chief Financial Officer and Secretary
January 6, 2006

651 S. Stratford Drive, Suite 100
Meridian, Idaho 83642
Phone:  (800) 824-3703
Fax:  (208) 955-8999
www.mwivet.com

PROXY STATEMENT

This Proxy Statement and the accompanying proxy card are being mailed on or about January 6, 2006, to owners of shares of MWI Veterinary Supply, Inc. (the “Company”) common stock in connection with the solicitation of proxies by the Board of Directors for the 2006 Annual Meeting of Stockholders. This proxy procedure is necessary to permit all holders of common stock, many of whom are unable to attend the Annual Meeting, to vote. The Board of Directors encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting.

VOTING PROCEDURES

Your vote is very important.   Your shares can only be voted at the Annual Meeting if you are present or represented by proxy. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote by proxy to ensure that your shares will be represented. Most stockholders have a choice of voting by means of the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telephone and internet access charges for which you will be responsible. Also note that proxies submitted by telephone or the Internet must be received by 11:59 p.m., EST, on February 8, 2006.

You may revoke this proxy at any time before it is voted by written notice to the Corporate Secretary of the Company, by submission of a proxy bearing a later date or by casting a ballot at the Annual Meeting. Properly executed and delivered proxies that are received before the Annual Meeting’s adjournment will be voted in accordance with the directions provided or, if no directions are provided, your shares will be voted by one of the individuals named on your proxy card as recommended by the Board of Directors. If you wish to give a proxy to someone other than those named on the proxy card, you should cross out those names and insert the name(s) of the person(s), not more than three, to whom you wish to give your proxy.

If you want to vote in person at the Annual Meeting and you hold shares of Company common stock in street name, you must obtain a proxy card from your broker and bring that proxy card to the Annual Meeting, together with a copy of a brokerage statement reflecting your stock ownership as of the record date.

Who can vote?   Stockholders as of the close of business on December 12, 2005 are entitled to vote. On that day, approximately 10,579,522 shares of common stock were outstanding and eligible to vote, and there were 14 record holders. Each share is entitled to one vote on each matter presented at the Annual Meeting. A list of stockholders eligible to vote will be available at the offices of MWI Veterinary Supply, Inc., 651 S. Stratford Drive, Suite 100, Meridian, Idaho beginning January 30, 2006. Stockholders may examine this list during normal business hours for any purpose relating to the Annual Meeting.

How does the Board recommend I vote?   The Board recommends a vote FOR each Board nominee and FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountant..

What shares are included in the proxy card?   Each proxy card you receive represents all the shares of common stock registered to you in that particular account. You may receive more than one proxy card if you hold shares that are either registered differently or in more than one account. Each share of common stock that you own entitles you to one vote.

How do I vote by proxy?   Most stockholders have three ways to vote by proxy: by telephone, via the Internet or by returning the proxy card. To vote by telephone or via the Internet, follow the instructions set forth on each proxy card you receive. To vote by mail, sign and date each proxy card you receive, mark the boxes indicating how you wish to vote, and return the proxy card in the postage-paid envelope provided. Do not return the proxy card if you vote via the Internet or by telephone.

How are votes counted?   The Annual Meeting will be held if a quorum, consisting of a majority of the outstanding shares of common stock entitled to vote, is represented at the Annual Meeting in person or by proxy. Broker non-votes, votes withheld and abstentions will be counted for purposes of determining whether a quorum has been reached. When nominees, such as banks and brokers, holding shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners by the tenth day before the Annual Meeting, the nominees may vote those shares only on matters deemed routine by the Nasdaq National Market (“NASDAQ”). Items 1 and 2 described in this proxy statement are deemed routine.

Because directors are elected by a plurality of the votes cast, abstentions will have no effect on the election of directors. Because Item 2 requires for its approval the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote, any abstentions will have the effect of votes against and any broker non-votes will not have any effect on this Item.

Who will count the vote?   The Company’s Transfer Agent and Registrar, Wells Fargo Shareowner Services, will tally the vote.

Who is soliciting this proxy?   Solicitation of proxies is made on behalf of the Board of Directors of the Company. The Company will pay the cost of preparing, assembling and mailing the notice of Annual Meeting, proxy statement and proxy card. In addition to the use of mail, proxies may be solicited by directors, officers and regular employees of the Company, without additional compensation, in person or by telephone or other electronic means. The Company will reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Company’s common stock.

What if I can’t attend the meeting?   If you are unable to attend the meeting in person and you intend to vote, you must vote your shares by proxy, via the Internet or by telephone by the applicable deadline.

CORPORATE GOVERNANCE

In accordance with the Delaware General Corporation Law and the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, the Company’s business, property and affairs are managed under the direction of the Board of Directors. Although the Company’s non-management directors are not involved in the day-to-day operating details, they are kept informed of the Company’s business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by the officers of the Company at meetings of the Board of Directors and committees of the Board of Directors.

Independence.   The Board has determined that two of the Company’s five directors are independent as defined in the applicable NASDAQ listing standards, including that each member is free of any relationship that would interfere with his individual exercise of independent judgment. The following directors were determined to be independent: Keith E. Alessi and John F. McNamara. In accordance with applicable NASDAQ listing standards, the Company is required to have a majority of independent directors by August 2006 and the Company intends to add two or more independent directors prior to that time.

Meetings of the Board of Directors and Stockholders.   It is the policy of the Board to meet at least quarterly. The Board of Directors held nine meetings in fiscal year 2005. Each of the incumbent directors attended at least 75% of the Board of Directors meetings. Directors are encouraged to attend the Annual Meeting of Stockholders. No Annual Meeting of Stockholders was held in fiscal year 2005. From time to time during fiscal year 2005, the Board met in executive session without members of management present. It is the policy of the Board to hold regular executive sessions where non-management directors meet without management participation.

Corporate Governance Matters.   The Board adopted corporate governance guidelines in June 2005. Under these guidelines, directors are expected to advise the Chairman of the Board and the Chairman of the Corporate Governance Committee prior to accepting any other public company directorship or any assignment to the audit committee or compensation committee of the board of directors of any public company of which such director is a member. Directors are also expected to report changes in their business or professional affiliations or responsibilities, including retirement. A director is expected to offer to resign if the Corporate Governance and Nominating Committee concludes that the director no longer meets the Company’s requirements for service on the Board. There are no pre-determined limitations on the number of other boards of directors on which the directors of the Company may serve; however the Board expects individual directors to use judgment in accepting other directorships and to allow sufficient time and attention to Company matters. There are no set term limits for directors, however as long as the Board is not classified, the Corporate Governance and Nominating Committee will review each director’s continuation on the Board annually.

Communications with the Board of Directors.   If you would like to communicate with the Company’s directors, please send a letter to the following address: MWI Veterinary Supply, Inc., Attention: Board of Directors c/o Corporate Secretary, 651 S. Stratford Drive, Suite 100, Meridian, Idaho 83642. The Company’s Corporate Secretary will review each such communication and forward a copy to each member of the Board of Directors.

Code of Conduct.   The Company is committed to ethical business practices. The Company originally published a corporate code of conduct in 2003, which was amended and restated in 2005. This code of conduct applies to all of the Company’s employees and directors and includes the code of ethics for the Company’s principal executive officer, principal financial officer, and principal accounting officer within the meaning of the Securities and Exchange Commission (“SEC”) regulations adopted under the Sarbanes-Oxley Act of 2002. The Company’s corporate code of conduct can be found on the Company’s website at www.mwivet.com. Please note that none of the information on the Company’s website is incorporated by reference in this proxy statement.

Committees of the Board of Directors.   The Board of Directors currently has three standing committees. Charters for each of these committees can be found on the Company’s website at www.mwivet.com.

Audit Committee—The Audit Committee was established under a written charter adopted in June 2005 and which became effective as of the time the Company was first listed on NASDAQ to provide assistance to the Board in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to (i) the integrity of the Company’s financial statements and financial reporting process; (ii) systems of internal accounting and financial controls; (iii) performance of the Company’s internal audit function and independent auditors; (iv) the independent auditor’s qualifications and independence; (v) the annual independent audit of the Company’s financial statements; (vi) the legal compliance and ethics programs established by Company management and the Board; and (vii) the Company’s compliance with ethics policies and legal policies and regulatory requirements. In so doing, it is the responsibility of the Committee to maintain free and open communication among the Committee, the independent registered public accountant, the internal auditors, and Company management. A detailed list of the Audit Committee’s functions is included in its charter, which is attached to this proxy statement as Appendix A.

The current members of the Audit Committee are Messrs. Alessi, Bruckmann and McNamara. The Board has determined in its business judgment that each member of the Audit Committee is financially literate and Messrs. Alessi and McNamara are independent as defined in the applicable NASDAQ listing standards and the applicable rules under the Securities and Exchange Act of 1934 as in effect on the date this proxy statement is first being mailed to stockholders (the “Exchange Act”). In addition, the Board has determined that Mr. Alessi is an audit committee financial expert as defined in Item 401(h) of Regulation S-K. The Board has elected not to consider whether Mr. Bruckmann is independent under the applicable NASDAQ listing standards because of his position as an officer of Bruckmann, Rosser, Sherrill & Co. LLC, the general partner of one of the Company’s major stockholders. In accordance with applicable NASDAQ listing standards, the Company’s Audit Committee is required to consist solely of independent directors by August 2006 and the Board of Directors intends to remove Mr. Bruckmann from the committee and to add a new independent director to the committee by that time. The Audit

Committee held one meeting during fiscal year 2005 subsequent to its formation. Each of the incumbent committee members attended the meeting, except for Mr. Bruckmann.

Compensation Committee—The Compensation Committee was established under a written charter adopted in June 2005 and which became effective as of the time the Company was first listed on NASDAQ to discharge the Board’s responsibilities relating to the compensation of the Company’s Chief Executive Officer, the Company’s other executive officers and its directors. The Compensation Committee has overall responsibility for evaluating and approving executive officer and director compensation plans, policies and programs of the Company, as well as all equity-based compensation plans and policies, including the 2002 Stock Option Plan and the 2005 Stock-Based Incentive Compensation Plan.

The current members of the Compensation Committee are Messrs. Alessi and McNamara. The Compensation Committee consists entirely of directors who the Board has determined in its business judgment are independent as defined in the applicable NASDAQ listing standards. The Compensation Committee held one meeting during fiscal year 2005 subsequent to its formation. Each of the incumbent committee members attended that Compensation Committee meeting.

Corporate Governance and Nominating Committee—The primary function of the Corporate Governance and Nominating Committee, established under a written charter adopted in June 2005 and effective as of the time the Company was first listed on NASDAQ, is (i) to assist the Board by identifying individuals qualified to become Board members and members of Board committees, to recommend to the Board the director nominees for the next annual meeting of stockholders, and to recommend to the Board nominees for each committee of the Board; (ii) to lead the Board in its annual review of the Board’s and management’s performance; (iii) to monitor the Company’s corporate governance structure; and (iv) to periodically review and recommend to the Board any proposed changes to the Corporate Governance Guidelines applicable to the Company. The Corporate Governance and Nominating Committee identifies individuals, including those recommended by stockholders, believed to be qualified as candidates for Board membership. The Corporate Governance and Nominating Committee has the authority to retain search firms to assist it in identifying candidates to serve as directors. In addition to any other qualifications the Corporate Governance and Nominating Committee may in its discretion deem appropriate, all director candidates, at a minimum, (i) should possess the highest personal and professional ethics, integrity and values, (ii) should have substantial experience which is of particular relevance to the Company, and (iii) should have sufficient time available to devote to the affairs of the Company. In identifying candidates, the Corporate Governance and Nominating Committee will also take into account other factors it considers appropriate, which include ensuring that a majority of directors satisfy the independence requirements of NASDAQ, the SEC or other appropriate governing body and that the Board as a whole is comprised of directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions.

The Corporate Governance and Nominating Committee considers stockholder nominees for directors in the same manner as nominees for director from other sources. Stockholder suggestions for nominees for director should be submitted to the Company’s Corporate Secretary no later than the date by which stockholder proposals for action must be submitted and should include the following information: (a) the recommending stockholder’s name, address, telephone number and the number of shares of the Company’s stock held by such individual or entity and (b) the recommended candidate’s biographical data, statement of qualification and written consent to nomination and to serving as a director, if elected.

The current members of the Corporate Governance and Nominating Committee are Messrs. Alessi and McNamara. The Corporate Governance and Nominating Committee consists of two directors who the Board has determined in its business judgment are independent as defined in the applicable NASDAQ listing standards. The Corporate Governance and Nominating Committee held no meetings during fiscal year 2005.

Director Compensation.   During 2005, non-employee directors affiliated with Bruckmann, Rosser, Sherrill & Co. LLC and Agri Beef Co., our major stockholders did not receive compensation for their service as directors of the Company. All other non-employee directors received an annual retainer of $15,000 paid in quarterly installments. In addition, non-employee directors received $2,000 per board meeting attended and $1,000 per board conference call attended. Each non-employee director who serves on a committee received $1,000 per committee meeting attended and $500 per committee call attended. During fiscal year 2005, non-employee directors who served as committee chairs received $2,000 annually payable in quarterly installments. In October 2005, the Board of Directors determined that all non-employee directors would receive compensation for serving on the Board, including directors affiliated with Bruckmann, Rosser, Sherrill & Co. LLC and Agri Beef Co. On November 22, 2005, the compensation committee recommended, and the Board of Directors approved, an increase to the annual retainer to $20,000, payable in quarterly installments.

SUBMISSION OF STOCKHOLDER PROPOSALS AND
DIRECTOR NOMINATIONS

Under the rules of the SEC, stockholders wishing to have a proposal included in the Company’s proxy statement for the 2007 Annual Meeting of Stockholders must submit the proposal so that the Corporate Secretary of the Company receives it no later than September 8, 2006. The SEC rules set forth standards as to what stockholder proposals are required to be included in a proxy statement. Under the Company’s Amended and Restated Bylaws, certain procedures must be followed for a stockholder to nominate persons as directors or to introduce a proposal at an annual meeting. A stockholder wishing to make a nomination for election to the Board of Directors or to have a proposal presented at an annual meeting must submit written notice of such nomination or proposal so that the Corporate Secretary of the Company receives it not less than 120 days prior to the date of the Company’s proxy statement released to stockholders in connection with the preceding year’s annual meeting; provided, however, that in the event that the Company did not hold an annual meeting the preceding year or if the date of the annual meeting is changed by more than 30 days from the date of the preceding year’s annual meeting, notice by the stockholder must be delivered within a reasonable time before the Company prints and mails its proxy materials in connection with the annual meeting. The Company’s Amended and Restated Bylaws set forth certain informational requirements for stockholders’ nominations of directors and proposals.

ELECTION OF DIRECTORS
ITEM 1 ON PROXY CARD

The Company’s Amended and Restated Bylaws provide that the Company’s business shall be managed by a seven member Board of Directors. The number of directors may be increased or decreased from time to time by resolution of the Board of Directors. The Company’s Board of Directors is currently comprised of five members. Each director shall be elected annually and hold office until the Company’s next annual meeting or until a successor is duly elected and qualified or until his or her death, resignation or removal.

The Corporate Governance and Nominating Committee identifies and recommends director candidates to serve on the Board. Director candidates are then nominated for election by the Board of Directors. Stockholders are also entitled to nominate director candidates for election in accordance with the procedures set forth in the Company’s Amended and Restated Bylaws.

At the Annual Meeting, five directors are to be elected instead of seven because two of the Company’s directors who had been determined not to be independent under applicable NASDAQ listing standards, resigned on December 16, 2005. The Company is required to have a majority of independent directors by August 2006 and the Company intends to add two or more independent directors by that time. All of the director nominees are currently directors of the Company and have been recommended for election by the

Corporate Governance and Nominating Committee. All nominees have consented to being named as nominees for directors of the Company and have agreed to serve if elected. If some or all of the nominees should become unavailable to serve at the time of the Annual Meeting, the shares represented by proxy will be voted for any remaining nominee(s) and any substitute nominee(s) designated by the Board of Directors. In no event, however, will the shares represented by proxy be voted for more than five nominees. Director elections are determined by a plurality of the votes cast.

Set forth below is information regarding each nominee for director.

Nominees For Directors

James F. Cleary, Jr. has served as President since March 2000 and Chief Executive Officer since June 2002. Mr. Cleary has also been a member of the board of directors since June 2002. He joined MWI in January 1998 as Director of National Accounts and was promoted to Vice President of Demand Generation in 1999. Mr. Cleary was Vice President of Agri Beef Co., MWI’s former parent, from 1996 to 1998. From 1990 to 1996, Mr. Cleary was employed in management positions with Morrison Knudsen Corporation and its affiliate MK Rail Corporation. Mr. Cleary graduated from Dartmouth College in 1985 with a Bachelor of Arts in Economics and received his Masters of Business Administration from Harvard Business School in 1990. Mr. Cleary is also a member of the board of directors of Agri Beef Co. and the American Veterinary Distributors Association, where he has served as President and Chairman of the Board of Directors, and a manager of Feeders’ Advantage, L.L.C. Mr. Cleary is the brother-in-law of Mr. Rebholtz, one of the Company’s board directors. Age 42.

Keith E. Alessi has been a member of the board of directors since 2003. Mr. Alessi has been the Chairman and Chief Executive Officer of Lifestyle Improvement Centers, LLC, a franchiser and operator of behavioral modification centers in the United States and Canada, since February 2003. Mr. Alessi has been an Adjunct Professor of Law at The Washington and Lee University School of Law since 1999 and an Adjunct Lecturer at The University of Michigan Graduate School of Business since 2001. Mr. Alessi is also a director and chairman of the audit committees for O’Sullivan Industries, a maker of ready to assemble furniture, Town Sports International, Inc., an operator of health clubs in New York, Philadelphia, Boston, Washington and Zurich, H&E Equipment Services L.L.C., a servicer and renter of equipment used in the construction trades, and Nanocerox, Inc., a nanotechnology company. Mr. Alessi was previously Chief Executive Officer of Telespectrum Worldwide, Inc. from April 1998 to February 2000 and Jackson Hewitt, Inc. from May 1996 to April 1998. Mr. Alessi is a Certified Public Accountant. Age 50.

Bruce C. Bruckmann has been a member of the board of directors since June 2002. Mr. Bruckmann is a founder and has been a Managing Director of Bruckmann, Rosser, Sherrill & Co. L.L.C., a venture capital firm, since its formation in 1995. He served as an officer of Citicorp Venture Capital, Ltd. from 1983 through 1994. Prior to joining Citicorp Venture Capital, Ltd., Mr. Bruckmann was an associate at the New York law firm of Patterson, Belknap, Webb & Tyler. He received his Bachelor of Arts from Harvard College and his Juris Doctor from Harvard Law School. Mr. Bruckmann is also currently a director of Mohawk Industries, Inc., Town Sports International, Inc., and H&E Equipment Services L.L.C. Mr. Bruckmann is also a director of several private companies. Age 52.

John F. McNamara has been a member of the board of directors since June 2002 and our Chairman since December 16, 2005. Mr. McNamara is the Founder and retired Chairman and Chief Executive Officer of AmeriSource Corporation, now a part of AmerisourceBergen Corporation. Mr. McNamara retired in May 2000. Prior to his work with AmeriSource Corporation, Mr. McNamara worked for McKesson Corporation for 20 years. He has served on numerous boards in an advisory capacity for both private and public companies. Mr. McNamara has also served as a Chairman of the International Federation of Pharmaceutical Wholesalers and Chairman of the National Wholesale Drug Association. Age 70.

Robert N. Rebholtz, Jr. has been a member of the board of directors since June 2002. Mr. Rebholtz has been the President and Chief Executive Officer of Agri Beef Co. in Boise, Idaho since 1997. Mr. Rebholtz’s current responsibilities include the overall management of four divisions: beef processing/fabrication, specialty meat products, cattle supply operations, and liquid nutrition supplements. Mr. Rebholtz is also a director of Agri Beef Co. and the Bishop Kelly High School Board of Governance and a manager of Feeders’ Advantage L.L.C. In addition, Mr. Rebholtz is a member of the Idaho, Nevada, Washington and Kansas livestock state associations and serves on the National Cattlemen Beef Association’s Industry Long Range Planning Committee. Mr. Rebholtz graduated from the University of Santa Clara with a Bachelor of Arts in Finance in 1986 and received his Masters of Business Administration in 1992 from Harvard Business School. Mr. Rebholtz is the brother-in-law of Mr. Cleary, MWI’s President and Chief Executive Officer. Age 41.

The Board of Directors recommends a vote FOR each of the listed nominees.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT
ITEM 2 ON PROXY CARD

The Audit Committee has selected Deloitte & Touche LLP, as the independent registered public accountant to audit the Company’s consolidated financial statements for the fiscal year ending September 30, 2006. Although action by the stockholders on this matter is not required, the Audit Committee and the Board of Directors believe it is appropriate to seek stockholder ratification of this selection in light of the role played by the independent registered public accountant in reporting on the Company’s consolidated financial statements. Ratification requires the affirmative vote of a majority of eligible shares present at the Annual Meeting, in person or by proxy, and voting thereon. If this appointment is not ratified by the stockholders, the Audit Committee may reconsider its selection.

One or more representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit and Other Fees

Aggregate fees billed to the Company for the fiscal years ended September 30, 2005 and 2004 by the Company’s principal accounting firm, Deloitte & Touche LLP were as follows:

	2005	2004
Audit Fees	$162,070	$74,800
Audit-Related Fees(1)	413,080	35,603
Tax Fees(2)	106,965	20,443
All Other Fees(3)	1,500	1,500
	$683,615	$132,346

(1)   Fees were for services related primarily to the Company’s initial public offering, consulting on financial accounting/reporting matters and an audit of the Company’s 401(k) and Health and Welfare Benefit plans.

(2)   Fees were for tax compliance and consulting services rendered to the Company.

(3)   Fees were for an annual subscription to an accounting literature research software program developed and maintained by Deloitte & Touche LLP.

The Audit Committee believes that Deloitte & Touche LLP’s provision of non-audit services is compatible with maintaining such firm’s independence.

Pre-approval of services

All audit and permissible non-audit services provided by the Company’s independent registered public accountant, Deloitte & Touche LLP, require pre-approval by the Audit Committee in accordance with a pre-approval policy approved by the Audit Committee in October 2005. The policy (i) includes a list of the audit, audit-related, tax and other services that have been granted general pre-approval and may be provided without specific pre-approval from the Audit Committee, (ii) includes a list of non-audit services that may not be performed by Deloitte & Touche LLP and (iii) sets forth the pre-approval requirements for all permitted services. The policy also requires the Company’s independent registered public accountant to provide the Audit Committee with a summary of all audit fees invoiced year-to-date at every regularly scheduled meeting of the Audit Committee. The pre-approval policy is reviewed on an annual basis by the Audit Committee and is subject to amendment from time to time. The Audit Committee approved all of the services provided by Deloitte & Touche LLP in fiscal year 2005 in August 2005.

The Board of Directors recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountant.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Company’s Board of Directors. Management of the Company is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company therein. The Company’s independent registered public accountant is responsible for auditing those financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, and for reviewing the Company’s unaudited interim financial statements. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The Committee will however take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

The Audit Committee will select the independent registered public accountant to be retained to audit the Company’s financial statements and internal control over financial reporting, and once retained, the independent registered public accountant reports directly to the Audit Committee. The Audit Committee consults with and reviews recommendations made by the independent registered public accountant with respect to financial statements, financial records and financial controls of the Company and makes recommendations to the Board of Directors as it deems appropriate from time to time. The Audit Committee is responsible for approving both audit and non-audit services to be provided by the independent registered public accountant. The Audit Committee is currently composed of three directors, two of whom the Board of Directors has determined to be independent as that term is defined by applicable NASDAQ listing standards and SEC rules. In accordance with applicable NASDAQ listing standards, the Company’s Audit Committee is required to consist solely of independent directors by August 2006 and the Company intends to comply with those standards. The Audit Committee operates under a written charter adopted by the Board of Directors in June 2005. A copy of the Audit Committee’s charter is attached as Appendix A to this proxy statement.

The Audit Committee will meet with management periodically to consider the adequacy of the Company’s internal controls, and discuss these matters with the Company’s independent registered public accountant, Deloitte & Touche LLP. The Audit Committee will also discuss with senior management the Company’s disclosure controls and procedures.

In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company’s earnings release and quarterly report on Form 10-Q for the quarter ended June 30, 2005 and the audited financial statements in the 2005 Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent registered public accountant, who is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, its judgment as to the quality, not just the acceptability, of the Company’s accounting principles, as well as an opinion on management’s assessment of, and the effective operation of, the Company’s internal control over financial reporting. The Audit Committee discussed with the Company’s independent registered public accountant the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, SEC Rule 2-07 and such other matters as are required to be discussed under auditing standards generally accepted in the United States of America. The Audit Committee received the written disclosures and the letter from the Company’s independent registered public accountant required by Independence Standards Board Standard No. 1. In addition, the Audit Committee discussed with the independent registered public accountant its independence, including the compatibility of non-audit services with the independent registered public accountant’s independence.

The Audit Committee discussed with the Company’s independent registered public accountant the overall scope and plans for its 2005 audit. The Audit Committee met with the independent registered public accountant, with and without management present, to discuss the results of its examination, its evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2005 for filing with the SEC.

The Audit Committee has selected the firm of Deloitte & Touche LLP as independent registered public accountant to audit and report upon the Company’s financial statements and internal controls over financial reporting for fiscal year 2006. In making this selection, the Audit Committee has considered whether Deloitte & Touche LLP’s provision of services other than audit services is compatible with maintaining their independence.

AUDIT COMMITTEE
Keith E. Alessi, Chairman
Bruce C. Bruckmann
John F. McNamara

COMPENSATION COMMITTEE REPORT

Role of Committee

The Compensation Committee discharges the responsibilities of the Board of Directors relating to the compensation of the Company’s executive officers and directors. The Compensation Committee has overall responsibility for evaluating an approving executive officer and director compensation plans and policies. The specific responsibilities and functions of the Compensation Committee are delineated in the Charter of the Compensation Committee, which can be found on the Company’s website at www.mwivet.com. The Compensation Committee currently consists of two members, John F. McNamara and Keith E. Alessi, each of whom, in the judgment of the Board of Directors, was found to be “independent” as defined by the applicable NASDAQ listing standards.

The Compensation Committee’s objectives include (i) attracting and retaining exceptional individuals as executive officers, and (ii) providing key executives with motivation to perform to the full extent of their abilities to maximize the performance of the Company and deliver enhanced value to the Company’s stockholders. The Compensation Committee attempts to achieve these objectives by annually reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other key executive officers of the Company, evaluating the performance of the Chief Executive Officer and other key executive officers in light of those goals and objectives, and determining and approving the compensation level of the Chief Executive Officer and other key executive officers based on this evaluation.

Components of Executive Compensation

Executive compensation consists primarily of an annual salary and annual incentive bonuses conditioned upon the performance of the Company. The Compensation Committee believes that it is important to place a significant portion of an executive officer’s total compensation at risk by tying executive officers’ compensation directly to the performance of the Company.

Annual Salary.   An executive officer’s annual salary is established initially on the basis of subjective factors, including experience, individual achievements, the level of responsibility assumed at the Company and market compensation practices. Each executive officer’s annual salary has been reviewed annually based on such executive officer’s past performance, expected future contributions, the scope and nature of the responsibilities of the executive officer, including any changes in such responsibilities, and compensation practices among competitive peers. Prior to the Company’s initial public offering, this annual review was completed by the Board of Directors, but is now undertaken instead by the Compensation Committee.

Annual Incentive Bonus.   The Compensation Committee believes that a portion of an executive officer’s compensation should be tied to the achievement of the Company’s performance goals in the form of an annual incentive bonus, in order to reward individual performance and Company success. In fiscal 2005, prior to the Company’s initial public offering, the Board of Directors set target bonuses for the members of the Company’s senior management team at 50% of their respective base salaries based on achievement of specified financial targets related to the Company’s EBITDA and return on net assets. For fiscal 2005, the Company’s EBITDA and return on net assets exceeded the targeted levels, and bonuses for fiscal 2005 were paid in the first quarter of fiscal 2006.

Equity Based Compensation.   In addition to annual salaries and incentive bonuses, the Compensation Committee also may in its discretion grant stock options or other equity compensation to executive officers and other employees of the Company in order to focus the efforts of these employees on the long-term enhancement of profitability and stockholder value. Stock option grants allow the grantee to acquire shares of the Company’s common stock at the fair market value in effect on the time of grant. Stock options only provide a return to the executive only if he or she remains an employee of the Company and the stock option has vested, and then only if the market value of the stock appreciates over the term of the stock option. We made no stock-based compensation awards to any named executive officers in fiscal 2005.

Chief Executive Officer Compensation

James F. Cleary, Jr. has served as the Company’s President since March 2000 and as its Chief Executive Officer since June 2002. For fiscal 2005, Mr. Cleary was paid an annual salary of $169,158, and was eligible to receive bonus compensation in an amount equal to 50% of his base salary based on achievement of specified financial targets related to the Company’s EBITDA and return on net assets. For fiscal 2005, the Company’s EBITDA and return on net assets exceeded the targeted levels, and Mr. Cleary was paid a bonus of $84,666 in the first quarter of fiscal 2006.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits our ability to deduct compensation in excess of $1,000,000 paid to any of the named executive officers at year end. To date, we have not exceeded the $1,000,000 limit for any executive, and the Compensation Committee believes that it is generally in the Company’s best interests to satisfy the requirements for deductibility under Section 162(m). Accordingly, the Compensation Committee has taken appropriate actions, to the extent it believes feasible, to preserve the deductibility of annual incentive and other performance-based awards. However, notwithstanding this general policy, the Compensation Committee also believes that there may be circumstances in which the Company’s best interests are best served in maintaining flexibility in the way compensation is provided, whether or not compensation is fully deductible under Section 162(m).

COMPENSATION COMMITTEE
John F. McNamara, Chairman
Keith E. Alessi

EXECUTIVE COMPENSATION

The following tables summarize, for the periods indicated, the principal components of compensation for our Chief Executive Officer and the four highest compensated executives for our fiscal years ended September 30, 2005, 2004 and 2003. We refer to these persons as our named executive officers.

Summary Compensation Table

		Annual Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation(1)	All Other Compensation(2)
James F. Cleary, Jr.	2005	$169,158	$84,666	$7,000	$12,543
President and Chief Executive Officer	2004	164,231	82,400	7,000	11,750
	2003	152,135	90,000	7,000	11,166
Jeffrey J. Danielson	2005	125,485	54,814	6,500	10,788
Director of Sales	2004	121,554	52,960	6,500	9,104
	2003	108,408	57,845	6,500	8,870
James S. Hay	2005	119,818	59,976	—	10,759
Chief Information Officer	2004	116,057	58,229	—	10,680
	2003	105,813	63,600	—	9,025
James M. Ross	2005	118,756	59,445	—	10,664
Director of Business Development	2004	115,028	57,713	—	10,586
	2003	105,060	63,036	—	8,317
Mary Patricia B. Thompson	2005	112,189	56,178	—	10,063
Vice President, Chief Financial Officer	2004	107,621	54,017	—	9,896
and Secretary	2003	97,293	58,376	—	76,861

(1)   Represents amounts paid as automobile allowance.

(2)   “All Other Compensation” consists of:

•  matching contributions to our 401(k) plan for each named executive officer;

•  contributions to our defined contribution profit sharing plan for each named executive officer;

•  insurance premiums paid by us on behalf of each named executive officer; and

•  for 2003, in the case of Ms. Thompson, amounts received based on appreciation in the value of the stock of Agri Beef Co.

The following table shows the amount of each category of “All Other Compensation” received by each named executive officer in 2005:

Name	401(k) Matching Contribution	Profit Sharing Plan Contribution	Insurance Premiums
James F. Cleary, Jr.	$6,218	$6,300	$25
Jeffrey J. Danielson	5,354	5,409	25
James S. Hay	5,340	5,394	25
James M. Ross	5,293	5,346	25
Mary Patricia B. Thompson	4,987	5,051	25

Option Grants in Last Fiscal Year

We did not grant any stock options to our named executive officers during fiscal year 2005.

Aggregated Option Exercises During 2005 and Year-End Option Values

The following table sets forth certain information concerning the number and value of unexercised options held by each of our named executive officers, as of September 30, 2005. No options were exercised by the named executive officers during fiscal year 2005. The value of in-the-money stock options represents the positive spread between the exercise price of stock options and the fair market value of the options, based upon the stock’s closing price of $19.95 as of September 30, 2005, minus the exercise price per share.

	Number of Securities Underlying Unexercised Options at September 30, 2005		Value of Unexercised In-the Money Options at September 30, 2005
Named Executive Officer	Exercisable	Unexercisable	Exercisable	Unexercisable
James F. Cleary, Jr.	36,264	24,175	$716,874	$477,896
Jeffrey J. Danielson	36,264	24,175	716,874	477,896
James S. Hay	36,264	24,175	716,874	477,896
James M. Ross	36,264	24,175	716,874	477,896
Mary Patricia B. Thompson	36,264	24,175	716,874	477,896

2002 Stock Option Plan

The board of directors ratified the adoption of our 2002 Stock Option Plan effective as of June 18, 2002 to provide our directors, executives and other key employees with additional incentives by allowing them to acquire an ownership interest in our business and, as a result, encouraging them to contribute to our success. The number of shares reserved under the plan may not exceed 543,955, after giving effect to a 5.5 for 1 common stock split in the form of a stock dividend that was completed on July 28, 2005. The options granted under the plan are nonqualified stock options that have an exercise price per share equal to the price set at the time of grant by our board of directors or by a committee of the board designated to administer the plan. The term of each option is also determined by our board of directors or by a designated committee of the board but the term of any option may not exceed ten years from the date of grant.

2005 Stock-Based Award and Incentive Compensation Plan

We have adopted the 2005 Stock-Based Award and Incentive Compensation Plan (the “2005 Plan”) to promote our long-term financial success by attracting, retaining and rewarding eligible participants. Under the 2005 Plan, we may offer restricted shares of our common stock and grant options to purchase shares of our common stock to selected employees. The number of shares reserved for issuance under the 2005 Plan may not exceed 12% of the total number of shares of our common stock outstanding as of the closing of the initial public offering, rounded down to the nearest 100,000 shares, or 1,200,000 shares. At September 30, 2005, 1,065,503 shares were available for issuance under the 2005 Plan.

The 2005 Plan is administered by the Compensation Committee or, if there shall not be any committee serving, our board of directors. The Compensation Committee has discretionary authority to determine which employees will be eligible to participate in the 2005 Plan and will consider participants recommended by our President and Chief Executive Officer. The compensation committee will establish the terms and conditions of the restricted stock and options awarded under the 2005 Plan. However, in no event may the exercise price of any options granted under the 2005 Plan be less than the fair market value of the underlying shares on the date of grant.

The 2005 Plan permits us to grant both incentive stock options and non-qualified stock options. The Compensation Committee will determine the number and type of options granted to each participant, the exercise price of each option, the duration of the options (not to exceed ten years), vesting provisions and all other terms and conditions of such options in individual option agreements. However, the Compensation Committee will not be permitted to exercise its discretion in any way that will disqualify the 2005 Plan under Section 422 of the Code. The 2005 Plan provides that upon termination of employment with us, unless determined otherwise by the Compensation Committee at the time options are granted, the exercise period for vested options will generally be limited, provided that vested options will be canceled immediately upon a termination for cause or voluntary termination. The 2005 Plan provides for the cancellation of all unvested options upon termination of employment with us, unless determined otherwise by the compensation committee at the time options are granted.

The 2005 Plan also permits us to offer participants restricted stock. The Compensation Committee will determine the number of shares of restricted stock offered to each participant, the purchase price of the shares of restricted stock, if any, the period the restricted stock is unvested and subject to forfeiture and all other terms and conditions applicable to such restricted stock in individual restricted stock subscription agreements. The 2005 Plan provides that restricted stock may be forfeited upon a participant’s termination of employment, unless determined otherwise by the compensation committee at the time of purchase.

The 2005 Plan provides that upon a change in control, the Compensation Committee may, at its discretion:

•  fully vest any options or restricted stock awarded under the 2005 Plan;

•  cancel any outstanding options in exchange for a payment in cash of an amount equal to the excess of the change in control price over the exercise price of the option;

•  after giving the holder an opportunity to exercise any outstanding options, cancel or terminate any unexercised options; or

•  provide that any such options or restricted stock will be honored or assumed, or new rights substituted therefore by the new employer on a substantially similar basis and in accordance with the terms and conditions of the 2005 Plan.

STOCK PERFORMANCE GRAPH

The graph below compares the cumulative total stockholder return on $100 invested at the market close on August 2, 2005, the date the Company’s initial public offering was priced for initial sale, through and including December 12, 2005, the Company’s record date for its 2006 annual stockholders meeting, with the cumulative return for the same time period on the same amount of investment in the Russell 2000 Index and a Peer Group Index consisting of 10 companies that compete or operate in a comparable industry as the Company. The Chart below the graph sets forth the actual numbers depicted in the graph.

CUMULATIVE TOTAL RETURN AMONG MWI VETERINARY SUPPLY, INC.,
RUSSELL 2000 INDEX AND PEER GROUP

	8/2/2005	8/31/2005	9/30/2005	10/31/2005	11/30/2005	12/12/2005
MWI Veterinary Supply, Inc.	$100.00	$126.47	$117.35	$131.82	$137.24	$146.24
Russell 2000 Index	100.00	95.60	97.10	93.05	98.67	100.99
Peer Group(a)	100.00	99.46	101.35	102.05	106.39	110.50

(a)           Peer Group consists of Amerisourcebergen Corp. (ABC), Cardinal Health Inc. (CAH), Henry Schein Inc. (HSIC), IDEXX Laboratories Inc. (IDXX), Owens & Minor Inc. (OMI), McKesson Corp. (MCK), Patterson Companies Inc. (PDCO), PetMed Express Inc. (PETS), PSS World Medical Inc. (PSSI), and VCA Antech Inc. (WOOF).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND DIRECTORS AND OFFICERS

The following table sets forth certain information with respect to the beneficial ownership of the Company’s common stock as of December 12, 2005 by (i) each person, or group of affiliated persons, who is known by the Company to own more than 5% of its common stock, (ii) each of the Company’s directors and executives and (iii) all directors and executives of the Company as a group. The information provided in the table is based on our records, information filed with the Securities and Exchange Commission and information provided to the Company.

Beneficial ownership is determined in accordance with the rules of the SEC. Shares of the Company’s common stock subject to options currently exercisable or exercisable within 60 days of December 12, 2005, are deemed outstanding for calculating the percentage of outstanding shares of the person holding these options, but are not deemed outstanding for calculating the percentage of any other person. Percentage of beneficial ownership is based upon 10,579,522 shares of common stock outstanding as of December 12, 2005. To the knowledge of the Company, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is as follows: c/o MWI Veterinary Supply, Inc., 651 S. Stratford Drive, Suite 100, Meridian, Idaho 83642.

5% Beneficial Owners, Directors, Named Officers	Options Exercisable Within 60 Days	Number of Shares Beneficially Owned Including Options Exercisable Within 60 Days	Percent of Shares Outstanding
Bruckmann, Rosser, Sherrill & Co. II, L.P.(1)	—	3,975,620	37.6%
c/o BRS, L.L.C. 126 East 56th Street New York, New York 10022
Agri Beef Co.	—	1,000,000	9.5%
1555 Shoreline Drive, Third Floor Boise, Idaho 83702
Bruce C. Bruckmann(2)(3)	—	4,003,477	37.8%
Robert N. Rebholtz, Jr.(4)	—	1,003,750	9.5%
James F. Cleary, Jr.	36,264	197,131	1.9%
John F. McNamara	—	45,222	*
Keith E. Alessi	—	39,178	*
Mary Patricia B. Thompson(5)	36,264	116,218	1.1%
James M. Ross	36,264	111,371	1.0%
James W. Culpepper	36,264	83,199	*
Jeffrey J. Danielson	36,264	71,820	*
John R. Ryan	36,264	71,820	*
James S. Hay	36,264	60,479	*
Bryan P. Mooney	12,000	15,750	*
All directors and executives as a group (12 persons)	265,848	5,819,415	53.7%

*                    Represents beneficial ownership of less than one percent.

(1)          Bruckmann, Rosser, Sherrill & Co. LLC, or BRS LLC, is the general partner of Bruckmann, Rosser, Sherrill & Co. II, L.P., or BRS, and by virtue of such status may be deemed to be the beneficial owner of the shares held by BRS. Mr. Bruckmann is a member and manager of BRS LLC, and does not individually have the power to direct or veto the voting or disposition of shares held by BRS. BRS LLC expressly disclaims beneficial ownership of the shares held by BRS.

(2)          Includes 3,975,620 shares of common stock owned by BRS.

(3)          Mr. Bruckmann may be deemed to share beneficial ownership of the shares held by BRS by virtue of his status as a member and manager of BRS LLC. Mr. Bruckmann expressly disclaims beneficial ownership of any shares held by BRS that exceed his pecuniary interest therein. The members and managers of BRS LLC share investment and voting power with respect to securities owned by BRS, but no individual controls such investment or voting power.

(4)          Includes 1,000,000 shares of common stock owned by Agri Beef Co., of which Mr. Rebholtz is a principal stockholder, director, President and Chief Executive Officer. Mr. Rebholtz expressly disclaims beneficial ownership of any shares held by Agri Beef Co. that exceed his pecuniary interest therein.

(5)          Includes 666 shares of common stock owned on behalf of Ms. Thompson’s children.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management Agreement

On June 18, 2002, the Company entered into a management and consulting services agreement (the “agreement”) with Bruckmann, Rosser, Sherrill & Co. LLC (“BRS LLC”), the general partner of Bruckmann, Rosser, Sherrill & Co. II, L.P. (“BRS”), which at the time was the Company’s majority stockholder, and Agri Beef Co. (“Agri Beef”), a major stockholder. The agreement stated that BRS LLC would provide certain management, consulting and financial planning services to the Company’s board of directors and management. Under the terms of the agreement, BRS LLC received an annual fee equal to the greater of $250,000 or two and one-half percent of the Company’s EBITDA, as defined in the agreement, each fiscal year. The agreement also stipulated that Agri Beef was entitled to receive approximately 20% of the fee owed to BRS LLC and the amount payable to BRS LLC was reduced by the amount paid to Agri Beef. BRS LLC and Agri Beef received $364,856 and $91,214, respectively, for services performed under the agreement for the fiscal year ended September 30, 2005. In August 2005, the Company, BRS LLC and Agri Beef terminated the agreement in exchange for a termination fee of $1,600,000 to BRS and $400,000 to Agri Beef. Mr. Bruckmann, one of the Company’s directors, is an officer of BRS LLC. Mr. Cleary, the Company’s President and Chief Executive Officer, and Mr. Rebholtz, one of the Company’s directors, are each members of the board of directors of Agri Beef. Mr. Rebholtz is also the President and Chief Executive Officer of Agri Beef. Teresa Cleary, the wife of Mr. Cleary, and Mr. Rebholtz, together with Dorothy Rebholtz, the mother of Mrs. Cleary and Mr. Rebholtz, and various trusts for the benefit of the children of Mrs. Cleary and Mr. Rebholtz, currently control in the aggregate over 94% of the outstanding stock of Agri Beef.

Feeders’ Advantage, L.L.C.

MWI Veterinary Supply Co., a subsidiary of the Company, and Agri Beef, hold 50.0% and 4.2%, respectively, of the membership interests in Feeders’ Advantage, L.L.C. The Company charged Feeders’ Advantage, L.L.C. for certain operating and administrative services of $428,227 for the fiscal year ended September 30, 2005. Sales of products to Feeders’ Advantage, L.L.C. were $28.5 million for the fiscal year ended September 30, 2005. Mr. Cleary, the Company’s President and Chief Executive Officer, and Mr. Rebholtz, one of the Company’s directors, are each members of the board of managers of Feeders’ Advantage, L.L.C.

The Company also provides Feeders’ Advantage, L.L.C. with a line-of-credit to finance its day-to-day operations. This line-of-credit bears interest at the prime rate. The interest due on the line-of-credit is calculated and charged to Feeders’ Advantage, L.L.C. on the last day of each month. Conversely, to the extent the Company has a payable balance due to Feeders’ Advantage, L.L.C., the payable balance accrues interest in favor of Feeders’ Advantage, L.L.C. at the average federal funds rates in effect for that month.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The rules of the Securities and Exchange Commission require the Company to disclose late filings of stock transaction reports by its executive officers and directors and by certain beneficial owners of the Company’s common stock. Based solely on a review of reports filed by these persons or entities, all Section 16(a) filing requirements have been met with respect to fiscal year 2005, except that Bruce C. Bruckmann filed a Form 4 on August 18, 2005 for transactions that occurred on August 8, 2005, James W. Culpepper filed a Form 4 on August 15, 2005 for transactions that occurred on August 8, 2005 and James W. Culpepper filed a Form 3 on August 15, 2005 that was required to be filed on August 2, 2005.

EMPLOYMENT, SEPARATION AND CHANGE IN CONTROL AGREEMENTS

Executive Stock Agreements

Each of our named executive officers is party to an executive stock agreement. The executive stock agreements provide that if the executive’s employment is terminated for any reason other than for cause or pursuant to a voluntary termination that does not occur within 90 days of a good reason event (defined to include relocation of our executive offices by more than 75 miles or a material reduction in the executive’s responsibilities or compensation), we are required to continue to pay the executive’s base salary for a period of twelve months after termination. The executive stock agreements also provide that the executive will not compete against us during the term of the executive’s employment and for one year thereafter (two years in the case of Mr. Cleary). We are not required to make any severance payment if we provide the executive with written notice within 15 days of their termination that we have elected to waive the covenant not to compete against us.

On June 18, 2002, pursuant to the executive stock agreements, each of our named executive officers purchased shares of our common stock at a price of $0.18 per share. The purchased common stock vested at a rate of 20% per year on each of the first five anniversaries of June 18, 2002, provided the executive was still employed on that date. All the purchased common stock fully vested upon consummation of the Company’s initial public offering in August 2005.

The executive stock agreements also include the grant of four separate nonqualified stock options to purchase 12,088 and one separate nonqualified stock option to purchase 12,087 shares of our common stock to each of our executives. The first of these options was eligible to begin vesting on September 30, 2002 if certain EBITDA and return on net assets targets set forth in the executive stock agreements were achieved by that date. Another option was or is eligible to begin vesting on each of September 30, 2003, 2004, 2005 and 2006, respectively, based on the achievement of certain EBITDA and return on net assets targets set forth in the executive stock agreements. The EBITDA and return on net assets targets for each of September 30, 2002, 2003, 2004 and 2005 have been achieved. The options eligible to begin vesting on September 30, 2002, 2003 and 2004, respectively, each vest at the rate of 20% per year beginning on September 30, 2003, 2004 and 2005, respectively. The options eligible to begin vesting on September 30, 2005 and 2006, respectively, vest at the rate of 25% and 33.33% per year, respectively, beginning on September 30, 2006 and 2007, respectively. At the time of the consummation of the Company’s initial public offering, each of the options granted under the executive stock agreements that was eligible to begin vesting on each of September 30, 2002, 2003 and 2004 became fully vested.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

The Company’s board of directors made all decisions concerning executive compensation prior to the creation of the Compensation Committee and the consummation of the Company’s initial public offering. None of the Company’s executives serves as a member of the board of directors or compensation committee of an entity that has an executive officer serving as a member of the Company’s board of directors, other than Mr. Cleary, the Company’s President and Chief Executive Officer, who is a director of Agri Beef. Mr. Rebholtz, one of the Company’s directors, is the President and Chief Executive Officer of Agri Beef. Messrs. Alessi and McNamara currently serve on the Compensation Committee. No member of the Compensation Committee is a former or current executive officer or employee of the Company or any of its subsidiaries.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document to you if you request one by writing or calling as follows: Investor Relations, MWI Veterinary Supply, Inc., 651 S. Stratford Drive, Meridian, ID 83642; Telephone: 800-824-3703; E-mail: investorrelations@mwivet.com. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address and phone number.

OTHER BUSINESS

The Company is not aware of any other matters that will be presented for stockholder action at the Annual Meeting. If other matters are properly introduced, the person named in the accompanying proxy will vote the shares they represent as recommended by the Board of Directors.

By Order of the Board of Directors

Mary Patricia B. Thompson
Vice President, Chief Financial Officer and Secretary
January 6, 2006

Appendix A

MWI VETERINARY SUPPLY, INC.
CHARTER OF THE AUDIT COMMITTEE

Organization

This Charter governs the operations of the Audit Committee (the “Committee”) of MWI Veterinary Supply, Inc. (the “Company”). The Committee shall review and reassess this Charter at least annually and obtain the approval of the Board of Directors (the “Board”). The Committee shall be appointed by the Board and shall consist of at least three directors, each of whom is independent of management and the Company. With respect to each Committee member, the Board shall affirmatively determine that the member satisfies the requirements for “independence” imposed by the NASDAQ Stock Market or other appropriate governing body (unless otherwise permitted by NASDAQ Stock Market regulations), Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), and all rules and regulations promulgated there under by the Securities and Exchange Commission (the “SEC”). Each Committee member must be financially literate, as defined by the Board in its business judgment, or must be able to become financially literate within a reasonable period of time after his or her appointment to the Committee. The Committee chair must have accounting or related financial management expertise, as defined by the Board in its business judgment. Determination of the true, actual and effective independence of any Audit Committee member that has or had some relationship with the Company, will be made by the Board in accordance with the requirements of the NASDAQ Stock Market and the SEC, with weight given to both prudent principles and “appearances.” The Committee may invite to any of its meetings other directors, members of Company management and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee will keep minutes of its meetings and will make such minutes available to the full Board for its review. The affirmative vote of a majority of the members of the Committee present at the time of such vote will be required to approve any action of the Committee. Subject to the requirements of any applicable law, regulation or rule, any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all members of the Committee.

Statement Of Policy

The Committee shall provide assistance to the Board in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to: (i) the integrity of the Company’s financial statements and the financial reporting process; (ii) the systems of internal accounting and financial controls; (iii) performance of the Company’s internal audit function and independent auditors; (iv) the independent auditor’s qualifications and independence; (v) the annual independent audit of the Company’s consolidated financial statements; (vi) the legal compliance and ethics programs established by Company management and the Board; and (vii) the Company’s compliance with ethics policies and legal policies and regulatory requirements. In so doing, it is the responsibility of the Committee to maintain free and open communication among the Committee, the independent auditors, the internal auditors, and Company management. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain at the expense of the Company independent outside counsel or other experts or advisers as it determines necessary to carry out its duties.

Responsibilities And Processes

The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of its activities to the Board. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company therein. For their part, the independent auditors are responsible for auditing the Company’s annual financial statements and for reviewing the Company’s unaudited interim financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee shall take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the Committee. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

1.                The Committee shall be directly responsible for the appointment (subject, if applicable, to stockholder ratification), termination, compensation, and oversight of the work of the independent auditors, including resolution of disagreements between management and the auditors regarding financial reporting. The Committee shall pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform any non-audit services proscribed by law or regulation. The Committee may delegate its pre-approval authority to any member of the Committee. The actions taken by any Committee member to whom such pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

2.                The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Company’s stockholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. The Committee shall annually review the performance of the Company’s independent auditors and determine whether to reappoint the auditors for the upcoming fiscal year, subject to stockholder approval, if applicable.

3.                The Committee shall meet at least four times annually, including prior to reappointing the independent auditors for the upcoming fiscal year, and at least annually, the Committee shall obtain and review a report by the independent auditors describing:

•        The independent auditors’ internal quality control procedures.

•        Any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues.

•        All relationships between the independent auditor and the Company (to assess the auditor’s independence).

4.                The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the internal auditors and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs.

5.                The Committee shall review the interim financial statements and disclosures made under the section entitled Management’s Discussion and Analysis of Financial Condition and Results of

Operations with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

6.                The Committee shall review with management and the independent auditors the financial statements and disclosures made under the section entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

7.                The Committee shall set clear hiring policies for employees or former employees of the independent auditors that comply with SEC regulations and applicable listing standards.

8.                The Committee shall periodically meet separately with management, the internal auditors, and the independent auditors to discuss issues and concerns warranting Committee attention. The Committee shall provide sufficient opportunity for the internal auditors and the independent auditors to meet privately with the members of the Committee. The Committee shall review with the independent auditors any audit problems or difficulties and management’s response.

9.                The Committee shall receive regular reports from the independent auditors on the critical policies and practices of the Company, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

10.         The Committee shall review management’s assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors’ report on management’s assertion.

11.         The Committee shall review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies prior to their release.

12.         The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

13.         The Committee shall receive corporate attorneys’ reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

14.         The Committee shall prepare its report to be included in the Company’s annual proxy statement as required by SEC regulations.

15.         The Committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.

Effective Date

This Audit Committee Charter was adopted by the Board on June 30, 2005, and will be effective as of the date the Company’s common stock is first quoted on the NASDAQ Stock Market.

MWI Veterinary Supply, Inc.

ANNUAL MEETING OF STOCKHOLDERS

February 9, 2006
10 am MST

Boise Centre On-The-Grove
850 W. Front Street
Boise, Idaho 83702

MWI Veterinary Supply, Inc. 651 S. Stratford Drive, Suite 100 Meridian, ID 83642	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on February 9, 2006.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint James F. Cleary, Jr. and Mary Patricia B. Thompson, each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

VOTE BY MAIL

•                  Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to MWI Veterinary Supply, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

1. Election of directors:	01 James F. Cleary, Jr	☐	For	☐	Against	☐	Withheld
	02 Keith E. Alessi	☐	For	☐	Against	☐	Withheld
	03 Bruce C. Bruckmann	☐	For	☐	Against	☐	Withheld
	04 John F.McNamara	☐	For	☐	Against	☐	Withheld
	05 Robert N. Rebholtz	☐	For	☐	Against	☐	Withheld

2.	Ratification Of Appointment Of Deloitte & Touche LLP As Independent Registered Public Accountant	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.